Exhibit 3.1
AMENDED AND RESTATED
BY-LAWS
OF
GIBRALTAR INDUSTRIES, INC.
(the “Corporation”)
Effective as of November 3, 2010
ARTICLE I
Offices
     Section 1. Registered Office. The registered office of the Corporation shall be in the City of Dover, County of Sussex and State of Delaware. The name of the Corporation’s registered agent at such address shall be The Prentice-Hall Corporation System, Inc. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the Board of Directors.
     Section 2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
Meetings of Stockholders
     Section 1. Annual Meeting. The annual meeting of the stockholders of the Corporation for the election of Directors and for the transaction of other business shall be held at such time and such place within or without the State of Delaware as shall be determined by the Board of Directors or the Chairman of the Board or the President and stated in the notice of the meeting or in a waiver of notice thereof.
     Section 2. Special Meetings. Special meetings of stockholders may be called for any purpose and may be held at such time and place, within or without the State of Delaware, as shall be stated in a notice of meeting or in a waiver of notice thereof. Such meetings may be called at any time only by the Board of Directors, the Chairman of the Board or the President.
     Section 3. Place of Meetings. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be the principal executive office of the Corporation.
     Section 4. Notice. Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting and to each director not less than 10 nor more than 60 days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the Board of Directors, the President or the Secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
     Section 5. Stockholders List. The officer having charge of the stock ledger of the Corporation shall make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alpha betical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
     Section 6. Quorum. The holders of a majority of the outstanding shares of capital stock entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by statute or by the Corporation’s Certificate of Incorporation (the “Certificate of Incorporation”). If a quorum is not present, the holders of a majority of such shares present in person or represented by proxy at the meeting may adjourn the meeting to another time and/or place. When a quorum is once present to commence a meeting of stockholders, it is not broken by the subsequent withdrawal of any stockholders or their proxies.
     Section 7. Adjourned Meetings. The stockholders entitled to vote who are present in person or represented by proxy at any meeting of stockholders, whether or not a quorum shall be present at the meeting, shall have power by a majority of the votes cast to adjourn the meeting from time to time without notice other than announcement at the meeting of the time and place to which the meeting is adjourned. At any adjourned meeting held without notice at which a quorum shall be present any business may be transacted that might have been transacted on the original date of the meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.
     Section 8. Vote Required. When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law or of the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question. When a separate vote by class is required, the affirmative vote of the majority of shares of such class present in person or represented by proxy at the meeting shall be the act of such class.
     Section 9. Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware or by the Certificate of Incorporation and subject to Section 3 of Article V hereof, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of common stock held by such stockholder.
     Section 10. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.
     Section 11. Proposed Business. Except as may otherwise be required by applicable law or regulation or be expressly authorized by the Board of Directors, a stockholder may make a nomination or nominations for director of the Corporation at an annual meeting of stockholders or at a special meeting of stockholders called for the purpose of electing directors or may bring up any other matter for consideration and action by the stockholders at a meeting of stockholders only if the provisions of subsections (a) through (d) hereto shall have been satisfied. If such provisions shall not have been satisfied, any nomination sought to be made or other business sought to be presented by a stockholder for consideration and action by the stockholders at the meeting shall be deemed not properly brought before the meeting, is and shall be ruled by the chairman of the meeting to be out of order, and shall not be presented or acted upon at the meeting.
          (a) The stockholder must be a stockholder of record entitled to vote on the date of the giving of notice provided for herein and on the record date for such meeting and must continue to be a stockholder of record at the time of such meeting.
          (b) For a nomination to be made or other business to be presented by a stockholder, such stockholder must have given timely notice thereof to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of the Corporation’s stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the annual meeting was mailed to the Corporation’s stockholders or public disclosure of the date of the annual meeting was made, whichever first occurs. The notice shall specify (i) the name and address of the stockholder as they appear on the books of the Corporation; (ii) the class or series and number of shares of the Corporation which are beneficially owned by the stockholder; (iii) any material interest of the stockholder in the proposed business described in the notice; (iv) if such business is a nomination for director, each nomination sought to be made, together with the reasons for each nomination, a description of the qualifications and business or professional experience of each proposed nominee and a statement signed by each nominee indicating his or her willingness to serve if elected, and disclosing the information about him or her that is required by the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder to be disclosed in the proxy materials for the meeting involved if he or she were a nominee of the Corporation for election as one of its directors; (v) if such business is other than a nomination for director, the nature of the business, the reasons why it is sought to be raised and submitted for a vote of the stockholders and if and why it is deemed by the stockholder to be beneficial to the Corporation; and (vi) if so requested by the Corporation, all other information that would be required to be filed with the Securities and Exchange Commission if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in solicitation subject to Section 14 of the 1934 Act.
          (c) Notwithstanding satisfaction of the provisions of subsection (b), the proposed business described in the notice may be deemed not to be properly brought before the meeting if, pursuant to state law or to any rule or regulation of the Securities and Exchange Commission, it was offered as a stockholder proposal and was omitted, or had it been so offered, it could have been omitted, from the notice of, and proxy material for, the meeting (or any supplement thereto) authorized by the Board of Directors.
          (d) In the event such notice is timely given and the business described therein is not disqualified because of subsection (c), such business (i) may nevertheless not be presented or acted upon at a special meeting of stockholders unless in all other respects it is properly before such meeting; and (ii) may not be presented except by the stockholder who shall have given the notice required by subsection (b) or a representative of such stockholder who is qualified under the law of the State of Delaware to present the proposal on the stockholder’s behalf at the meeting.
ARTICLE III
Directors
     Section 1. General Powers. The property, business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
     Section 2. Number, Election and Term of Office. The number of directors shall be established as provided in the Certificate of Incorporation. Except as provided in Section 4 of this Article, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section, a majority of the votes cast means that the number of shares voted "for" a director must exceed the number of votes cast "against" that director. If a director does not receive a majority of the votes cast, the director shall tender his or her resignation to the Board. The Nominating and Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee's recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Board's decision. Directors shall hold office until the annual meeting at which their terms expire and until their successors shall be duly elected and qualified, or until their earlier death, resignation or removal. Directors need not be stockholders. If, for any cause, the Board of Directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

     Section 3. Removal and Resignation. Any director or the entire Board of Directors may be removed at any time, with cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, the provisions of this Section 3 shall apply, in respect to the removal with cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. Any director may resign at any time upon written notice to the Corporation.
     Section 4. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided. If the Board of Directors is divided into classes, any directors chosen under this section shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be duly elected and qualified.
     Section 5. Annual Meetings. The annual meeting of each newly elected Board of Directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of stockholders.
     Section 6. Other Meetings and Notice. Regular meetings, other than the annual meeting, of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the Board. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or a majority of the directors on at least 24- hours notice to each director, either personally, by telephone, by mail, by telecopy or by telegraph.
     Section 7. Quorum, Required Vote and Adjournment. A majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
     Section 8. Committees. The Board of Directors

may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which to the extent provided in such resolution or these By-Laws shall have and may exercise the powers of the Board of Directors in the management and affairs of the Corporation except as otherwise limited by law. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
     Section 9. Committee Rules. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. In the event that a member and that member’s alternate, if alternates are designated by the Board of Directors as provided in Section 8 of this Article III, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.
     Section 10. Communications Equipment. Members of the Board of Directors or any committee thereof may participate in and act at any meeting of such Board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this Section 10 shall constitute presence in person at the meeting.
     Section 11. Waiver of Notice and Presumption of Assent. Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the Secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.
     Section 12. Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.
     Section 13. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each such meeting or a stated salary for serving as a director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees of the Board of Directors may be paid like compensation for attending committee meetings.
ARTICLE IV
Officers
     Section 1. Officers; Term of Office. The Board of Directors shall annually, at the first meeting of the Board of Directors after the annual meeting of stockholders, elect a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may from time to time elect or appoint a Chairman of the Board, a Vice Chairman and/or such additional Officers as it may determine. Such additional Officers shall have such authority and perform such duties as the Board of Directors may from time to time prescribe.
          The Chairman of the Board, the Vice Chairman, the President, each Vice President, the Secretary and the Treasurer shall each, unless otherwise determined by the Board of Directors, hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until his or her successor has been elected and qualified or until his or her earlier resignation or removal. Each additional Officer appointed or elected by the Board of Directors shall hold office for such term as shall be determined from time to time by the Board of Directors and until his or her successor has been elected or appointed and qualified or until his or her earlier resignation or removal.
     Section 2. Removal. Any officer or agent elected by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
     Section 3. Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term by the Board of Directors then in office.
     Section 4. Compensation. Compensation of all officers shall be fixed by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his also being a director of the Corporation.
     Section 5. The Chairman of the Board. The Chairman of the Board of Directors shall be the Chief Executive Officer of the Corporation and, subject to the powers of the Board of Directors, shall have general authority for strategic initiatives involving the business, affairs and property of the Corporation. The Chairman of the Board of Directors, if present and acting, shall preside at all meetings of the Board of Directors and at all meetings of the stockholders of the Corporation.
     Section 6. Vice Chairman of the Board. The Vice Chairman of the Board shall perform such duties as may, from time to time, be delegated to the Vice Chairman of the Board by the Board of Directors or the Chairman of the Board. In addition, in the absence or disability of the Chairman of the Board, the Vice Chairman shall preside at all meetings of the Board of Directors and all meetings of the stockholders of the Corporation at which he or she is present and shall otherwise act with all of the powers and be subject to all of the restrictions of the Chairman of the Board and the President.
     Section 7. The President. The President shall be the Chief Operating Officer of the Corporation and, in the absence of the Chairman of the Board and the Vice Chairman of the Board, shall preside at all meetings of the Board of Directors and all meetings of the stockholders of the Corporation at which he or she is present. Subject to the powers of the Board of Directors, the President shall be responsible for all operational aspects of the business, affairs and property of the Corporation, shall have control over its officers, agents and employees and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The President shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or as may be provided in these By-Laws.
     Section 8. Vice Presidents. The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the Chairman of the Board, the President and the Vice Chairman of the Board, act with all of the powers and be subject to all the restrictions of the Chairman of the Board and the President. The Vice Presidents shall also perform such other duties and have such other powers as the Board of Directors, the President or these By-Laws may from time to time prescribe.
     Section 9. The Secretary and the Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the Chairman of the Board and the President’s supervision, the Secretary shall give, or cause to be given, all notices required to be given by these By-Laws or by law; shall have such powers and perform such duties as the Board of Directors, the President or these By-Laws may from time to time prescribe; and shall have custody of the corporate seal of the Corporation. The Secretary, or an Assistant Secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the President or the Secretary may from time to time prescribe.
     Section 10. The Treasurer and the Assistant Treasurer. The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation as may be ordered by the Board of Directors; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the Chairman of the Board and the President and the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the Corporation; shall have such powers and perform such duties as the Board of Directors, the President or these By-Laws may from time to time prescribe. If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be rendered every six years) in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Corporation, in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of the Treasurer belonging to the Corporation. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. The Assistant Treasurers shall perform such other duties and have such other powers as the Board of Directors, the President or the Treasurer may, from time to time, prescribe.
     Section 11. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these By-Laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.
     Section 12. Absence or Disability of Officers. In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.
ARTICLE V
Certificates of Stock
     Section 1. Form. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation. If such a certificate is countersigned (a) by a transfer agent or an assistant transfer agent other than the Corporation or its employee; or (b) by a registrar, other than the Corporation or its employee, the signature of the President, the Vice President, the Secretary or the Assistant Secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. Shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books. The Board of Directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both, in connection with the transfer of any class or series of securities of the Corporation.
     Section 2. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.
     Section 3. Fixing a Record Date for Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     Section 4. Fixing a Record Date for Other Purposes. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 10 days prior to such action. If no record date is fixed, the record date for determining stockholders for and such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
     Section 5. Registered Stockholders. Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner.
ARTICLE VI
General Provisions
     Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.
     Section 2. Checks, Drafts or Orders. All checks, drafts or other orders for the payment of money by or to the Corporation and all notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall be determined by resolution of the Board of Directors or a duly authorized committee thereof.
     Section 3. Contracts. The Board of Directors may authorize any officer or officers, or any agent or agents, of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.
     Section 4. Loans. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiary, including any officer or employee who is a director of the Corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.
     Section 5. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
     Section 6. Corporate Seal. The Board of Directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
     Section 7. Voting Securities Owned By the Corporation. Voting securities in any other Corporation held by the Corporation shall be voted by the President, unless the Board of Directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.
     Section 8. Section Headings. Section headings in these By-Laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.
     Section 9. Inconsistent Provisions. In the

event that any provision of these By-Laws is or becomes inconsistent with any provision of the Certificate of Incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provisions of these By-Laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.
ARTICLE VII
Amendments
     These By-Laws may be amended, altered or repealed and new By-Laws adopted at any meeting of the Board of Directors by a majority vote. The fact that the power to adopt, amend, alter or repeal the By-Laws has been conferred upon the Board of Directors shall not divest the stockholders of the same powers.